Exhibit 99.1

NAVISTAR’S FINANCE SUBSIDIARY RECEIVES LOAN WAIVER

WARRENVILLE, Ill. --November 20, 2006-- Navistar International Corporation (NYSE:NAV) announced today that Navistar Financial Corporation (NFC), its wholly owned finance subsidiary, has received a waiver and consent from the participants in its $1.2 billion credit agreement dated July 1, 2005.
This waiver covers a default or event of default created by NFC’s and Navistar’s failure to file their annual reports on Form 10-K with the Securities and Exchange Commission by the filing deadline.
“We are continuing to evaluate strategies for enhancing the stability of our capital structure and reducing overall interest expense,” said Bill Caton, Navistar executive vice president and chief financial officer. “This waiver from our lenders, which extends through the end of current fiscal year ending October 31, 2007, is a sign of their confidence in our company and its future.”
Caton noted that 2006 has turned out to be an outstanding year for the trucking industry.
“Our company fully participated in the strong market and met internal targets for cash flow generation,” Caton said. “Our fiscal fourth quarter ended October 31, 2006, was one of the strongest quarters ever for cash flow generation at Navistar.”
Caton noted that even after the significant investments in engine inventory of approximately $150 million, as discussed on the company’s September 13 conference call with investors, the preliminary year end unaudited manufacturing cash and marketable securities was approximately $1.2 billion, as anticipated. He added that it is the company’s intention to use cash to pay down between $200 million and $400 million of debt by the end of the calendar year.
Navistar is a holding company whose wholly owned subsidiaries produce International® brand commercial trucks, MaxxForce™ brand mid-range diesel engines, IC brand school buses, and Workhorse brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another wholly owned subsidiary offers financing services. Additional information is available at: www.navistar.com.

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REGULATION G CASH RECONCILIATION

Certain non-GAAP financial measures are used in this release and are provided for the continuing interest of certain shareholders and creditors to assist them in understanding our core manufacturing business. Reconciliation to the most directly comparable GAAP measure is presented below:

($MILLIONS)	PRELIMINARY UNAUDITED MANUNFACTURING NON GAAP	PRELIMINARY UNAUDITED ADJUSTMENT	PRELIMINARY UNAUDITED CONSOLIDATED U.S. GAAP
Cash, cash equivalents, marketable securities	$1,218	$ 467	$ 1,685

Forward Looking Statements

Information provided and statements contained in this news release that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of the news release and the company assumes no obligation to update the information included in the news release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions , including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006. In addition, the financial information presented in this release is preliminary and unaudited and is subject to change based on the completion of our on-going review of accounting matters, the completion of our fiscal year 2006 annual financial statements and the completion of the restatement of our financial results for the fiscal years 2002 through 2004 and for the first nine months of fiscal 2005. It is likely that the process of restating the prior year financial statements will require changes to the company’s financial statements for 2006 due to revised application of certain accounting principles and methodologies that individually or in the aggregate may be material.

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